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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 28, 2003
                                 --------------
                Date of Report (Date of Earliest Event Reported)

                             HARRIS INTERACTIVE Inc.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     000-27577                  16-1538028
        ---------                    ---------                  ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                     Identification Number)

              135 Corporate Woods, Rochester, New York             14623
            ------------------------------------------        -------------
            Address of Principal Executive Offices)             (Zip Code)


         Registrant's Telephone Number Including Area Code: (585) 272-8400
                                                            --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.       OTHER EVENTS.

On May 1, 2003, Albert A. Angrisani, President and Chief Operating Officer of Harris Interactive, Inc. (the "Company") and a member of the Company's Board of Directors, and on April 28, 2003, Leonard R. Bayer, Executive Vice President and Chief Scientist of the Company and a member of the Company's Board of Directors, established pre-arranged plans to sell a portion of the shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock") held by them, in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Angrisani's plan provides that he may sell up to 347,285 shares of Common Stock through December 31, 2003, and Mr. Bayer's plan provides that he may sell up to 500,000 shares of Common Stock over a twelve-month period, in each case subject to conditions specified in the plans.

Rule 10b5-1 permits insiders to implement a written plan to sell stock when they are not aware of material non-public information and continue to sell shares in accordance with the predetermined plan, even if they subsequently become aware of such information.

These plans represent a minority percentage of each of the participant's holdings of the Company's common stock and were established by the participants to achieve diversification and liquidity in their personal portfolios.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HARRIS INTERACTIVE INC.
                                              (Registrant)


                                         By:       /s/  Bruce A. Newman
                                                --------------------------
                                         Name:  Bruce A. Newman
                                         Title: Chief Financial Officer
                                                (Principal Financial Officer)

Dated: May 1, 2003





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